Filed Pursuant to Rule 433
Registration No. 333-158385
December 28, 2011
FREE WRITING PROSPECTUS
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement no. 3 dated October 22, 2010)

HSBC USA Inc.
Best-Of Performance Notes

}	Best-Of Performance Notes linked to the S&P 500® Index

}	Approximately 2.5 years

}	Participation in any positive return in the Reference Asset

}	A contingent minimum return of between 27% and 30% (to be determined on the Pricing Date) if a Trigger Event does not occur, subject to the credit risk of HSBC USA Inc.

The Best-Of Performance Notes (each a “Note” and collectively the “Notes") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the principal amount invested due to the credit risk of HSBC USA Inc.

The Notes will not be listed on any U.S. securities exchange or automated quotation system.  The Notes will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, product supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes.  HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker dealers or will offer the Notes directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Notes after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-7 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement, and page US3-1 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions1	Proceeds to Issuer
Per Note	$1,000
Total

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of up to 0.50% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes, which may consist of selling concessions of up 0.50%.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

HSBC USA Inc.

Best-Of Performance Notes

Indicative Terms*

Principal Amount:	$1,000 per Note
Term:	Approximately 2.5 years
Reference Asset:	The S&P 500® Index (“SPX”)
Contingent Minimum Return:	Between 27% and 30% (to be determined on the Pricing Date).
Trigger Event:	A Trigger Event occurs if, at any time during the Observation Period, the Official Closing Level (as defined below) is less than the Barrier Level.
Barrier Level:	890.81
Payment at Maturity per Note:	■ If a Trigger Event occurs, your Payment at Maturity per $1,000 Principal Amount of Notes will be calculated as follows:
$1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return.

If a Trigger Event occurs and the Reference Return is less than zero, you will lose 1% of the Principal Amount for each percentage point that the Reference Return is below zero.  For example, if the Reference Return is -40%, you will suffer a 40% loss and receive 60% of the Principal Amount.

■
If a Trigger Event does not occur, your Payment at Maturity per $1,000 Principal Amount of Notes will equal $1,000 plus the product of (a) $1,000 multiplied by (b) the greater of (i) the Reference Return and (ii) the Contingent Minimum Return, subject to the credit risk of HSBC USA Inc.

Reference Return:	Final Level – Initial Level Initial Level
Observation Period:	The period beginning on and including the Pricing Date and ending on and including the Final Valuation Date.
Initial Level:	See page FWP-4
Final Level:	See page FWP-4
Trade Date:	December , 2011
Pricing Date:	December , 2011
Original Issue Date:	December , 2011
Maturity Date:	July 30, 2014
CUSIP:	4042K1VB6
* As more fully described beginning on page FWP-3.

The Notes

For investors who believe the Reference Asset will appreciate over the term of the Notes or will not close below the Barrier Level on any day during the Observation Period, the Notes provide an opportunity to receive a Contingent Minimum Return.  If the Reference Asset closes below the Barrier Level on any day during the Observation Period, investors will be exposed on a 1-to-1 basis to any decline in the Reference Asset.

If a Trigger Event does not occur during the term of the Notes, you will participate in any appreciation in the Reference Asset and receive at maturity at least the Contingent Minimum Return. Should a Trigger Event occur during the term of the Notes, you will gain or lose 1% of your investment for every 1% of appreciation or decline in the Reference Asset and not benefit from the Contingent Minimum Return.

The offering period for the Notes is through December , 2011

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HSBC USA Inc. Best-Of Performance Notes Linked to the S&P 500® Index

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Best-Of Performance Notes. The offering of Notes will have the terms described in this free writing prospectus and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should be willing to forego interest and dividend payments during the term of the Notes and, if a Trigger Event occurs and the Reference Return is negative, you may lose up to 100% of your initial investment.

This free writing prospectus relates to an offering of Notes. The purchaser of a Note will acquire a senior unsecured debt security linked to the Reference Asset as described below. Although the offering relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the related Notes. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per Note.
Issuer Rating:	A+ (S&P), A1 (Moody’s), AA (Fitch)†
Reference Asset:	The S&P 500® Index
Contingent Minimum Return:	The Contingent Minimum Return will be between 27% and 30% and will be determined on the Pricing Date.
Trigger Event:	A Trigger Event occurs if, at any time during the Observation Period, the Official Closing Level (as defined below) is less than the Barrier Level.
Barrier Level:	890.81
Trade Date:	December , 2011
Pricing Date:	December , 2011
Original Issue Date:	December , 2011
Final Valuation Date:	July 25, 2014. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date:
3 business days after the Final Valuation Date, which is expected to be July 30, 2014.  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

Observation Period:	The period beginning on and including the Pricing Date and ending on and including the Final Valuation Date.
Payment at Maturity:	On the Maturity Date, for each Note, we will pay you the Final Settlement Value.
Final Settlement Value:
}If a Trigger Event occurs, your return will (i) reflect the full positive performance of the Reference Asset if the Reference Return is positive or (ii) reflect a loss of 1% of the Principal Amount of your investment for each percentage point that the Reference Return is below zero. Under either of these circumstances, your Payment at Maturity per $1,000 Principal Amount of Notes will be calculated as follows:
$1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return.
If a Trigger Event occurs and the Reference Return is less than zero, you will lose 1% of the Principal Amount for each percentage point that the Reference Return is below zero.  For example, if the Reference Return is -40%, you will suffer a 40% loss and receive 60% of the Principal Amount. If a Trigger Event has occurred and the Reference Return is less than zero, you will lose some or all of your investment. This means that if the Reference Return is -100%, you will lose 100% of your investment.

} If a Trigger Event does not occur, your return will reflect the performance of the Reference Asset, subject to the Contingent Minimum Return. Under these circumstances, your Payment at Maturity per $1,000 Principal Amount of Notes will equal $1,000 plus the product of (a) $1,000 multiplied by (b) the greater of (i) the Reference Return and (ii) the Contingent

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Minimum Return, subject to the credit risk of HSBC USA Inc.
Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level
Initial Level
Initial Level:	The Official Closing Level on the Pricing Date.
Final Level:	The Official Closing Level on the Final Valuation Date.
Official Closing Level:
The closing level of the S&P 500® Index on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “SPX <INDEX>” or any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP/ISIN:	4042K1VB6 /
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The Notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to a single Note offering linked to the Reference Asset identified on the cover page.  The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.   We reserve the right to withdraw, cancel or modify the offering and to reject orders in whole or in part.  Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security included in such Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 3 dated October 22, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Best-Of Performance Notes. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-7 of this free writing prospectus, page US3-1 of underlying supplement no. 3, page PS-4 of the product supplement and page S-3 of the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.  As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 3) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain :

}	The underlying supplement no. 3 at http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

}	The product supplement at http:// www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	The prospectus supplement at http:// www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes.  You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance.  In the event of any material changes to the terms of the Notes, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each Note you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

}
If a Trigger Event occurs, your return will (i) reflect the full positive performance of the Reference Asset if the Reference Return is positive or (ii) reflect a loss of 1% of the original Principal Amount for each percentage point that the Reference Return is below zero. Under either of these circumstances, your Payment at Maturity per $1,000 Principal Amount of Notes will be calculated as follows:

$1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return.

If a Trigger Event occurs and the Reference Return is less than zero, you will lose 1% of the Principal Amount for every 1% that the Reference Return is below zero.  For example, if the Reference Return is -40%, you will suffer a 40% loss and receive 60% of the Principal Amount. If a Trigger Event has occurred and the Reference Return is less than zero, you will lose some or all of your investment. This means that if the Reference Return is -100%, you will lose 100% of your investment.

}
If a Trigger Event does not occur, your return will reflect the performance of the Reference Asset, subject to the Contingent Minimum Return. Under these circumstances, your Payment at Maturity per $1,000 Principal Amount of Notes will equal $1,000 plus the product of (a) $1,000 multiplied by (b) the greater of (i) the Reference Return and (ii) the Contingent Minimum Return.

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Trigger Event

A Trigger Event occurs if, at any time during the Observation Period, the Official Closing Level is less than the Barrier Level.

Interest

The Notes will not pay periodic interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Indenture and Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.

INVESTOR SUITABILITY

The Notes may be suitable for you if:

}
You believe the Official Closing Level of the Reference Asset will (i) increase or (ii) decrease only moderately—meaning that you believe the Official Closing Level of the Reference Asset will not decline below the Barrier Level at any time during the Observation Period.

}
You are willing to make an investment that is exposed to the downside performance of the Reference Asset on a 1-to-1 basis for each percentage point that the Reference Return is below zero in the event that a Trigger Event occurs.

}	You are willing to forego dividends or other distributions paid to holders of stocks comprising the Reference Asset.

}	You do not seek current income from your investment.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the Notes to maturity.

}	You are comfortable with the creditworthiness of HSBC, as issuer of the Notes.

The Notes may not be suitable for you if:

}	You believe the Official Closing Level of the Reference Asset will decline below the Barrier Level during the Observation Period.

}
You are unwilling to make an investment that is exposed to the downside performance of the Reference Asset on a 1-to-1 basis for each percentage point that the Reference Return is below zero in the event that a Trigger Event occurs.

}	You seek an investment that provides a full return of principal.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid to holders of stocks included in the Reference Asset.

}	You seek current income from your investment.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the Notes to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Notes.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement, page PS-4 of the accompanying product supplement and on page US3-1 of the accompanying underlying supplement.  Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, prospectus, prospectus supplement and product supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement including the explanation of risks relating to the Notes described in the following sections:

}	“ — Risks Relating to All Note Issuances” in the prospectus supplement; and

}	“ — Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the Notes may result in a loss and the benefit provided by the Contingent Minimum Return may terminate at any time during the Observation Period.

If the Official Closing Level of the Reference Asset declines below the Barrier Level during the Observation Period, you will not be entitled to receive the Contingent Minimum Return on the Notes and your return will be solely based on the performance of the Reference Asset. Under these circumstances you will, at maturity, be fully exposed to any downside performance of the Reference Asset and you will lose 1% of the Principal Amount of your investment for each percentage point that the Reference Return is below zero. You will be subject to this potential loss of principal even if the level of Reference Asset subsequently increases such that the Official Closing Level is greater than the Barrier Level. If a Trigger Event occurs, you may lose up to 100% of your initial investment.  Your return on the Notes may not reflect the return you would receive on a conventional fixed or floating rate debt instrument with a comparable term to maturity issued by HSBC or any other issuer with a similar credit rating.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC except such obligations as may be preferred by operation of law. Any payment to be made on the Notes depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

The Notes will not bear interest.

As a holder of the Notes, you will not receive periodic interest payments.

Changes that affect the Reference Asset will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset.  The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset.  The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset.  Any such actions could affect the value of the Notes.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The Notes are not insured by any governmental agency of The United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

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Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” below, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level.  We cannot predict the Official Closing Level of the Reference Asset at any time during the Observation Period or on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the illustrations below is not the actual Initial Level of the Reference Asset.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset to which your Notes are linked or your return on the Notes. With respect to the Notes, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity (including, where relevant, the payment in respect of the Reference Return) on a $1,000 investment in Notes for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Total Return” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of Notes to $1,000.  The potential returns described here assume that your Notes are held to maturity. You should consider carefully whether the Notes are suitable to your investment goals.

The following table and examples assume the following:

}	Principal Amount:	$1,000
}	Hypothetical Initial Level*:	1,265.33
}	Barrier Level:	890.81
}	Hypothetical Contingent Minimum Return*:	26.00%
* The actual Initial Level and Contingent Minimum Return will be determined on the Pricing Date. The actual Contingent Minimum Return will be between 27% and 30%.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Total Return
		Trigger Event Has Not Occurred(1)	Trigger Event Has Occurred(2)
2,530.66	100.00%	100.00%	100.00%
2,277.59	80.00%	80.00%	80.00%
2,151.06	70.00%	70.00%	70.00%
2,024.53	60.00%	60.00%	60.00%
1,898.00	50.00%	50.00%	50.00%
1,771.46	40.00%	40.00%	40.00%
1,644.93	30.00%	30.00%	30.00%
1,594.32	26.00%	26.00%	26.00%
1,518.40	20.00%	26.00%	20.00%
1,391.86	10.00%	26.00%	10.00%
1,328.60	5.00%	26.00%	5.00%
1,277.98	1.00%	26.00%	1.00%
1,265.33	0.00%	26.00%	0.00%
1,202.06	-5.00%	26.00%	-5.00%
1,138.80	-10.00%	26.00%	-10.00%
1,075.53	-15.00%	26.00%	-15.00%
1,012.26	-20.00%	26.00%	-20.00%
949.00	-25.00%	26.00%	-25.00%
890.81	-29.60%	26.00%	-29.60%
759.20	-40.00%	N/A	-40.00%
632.67	-50.00%	N/A	-50.00%
506.13	-60.00%	N/A	-60.00%
379.60	-70.00%	N/A	-70.00%
253.07	-80.00%	N/A	-80.00%
126.53	-90.00%	N/A	-90.00%
0.00	-100.00%	N/A	-100.00%

(1)The Official Closing Level has not declined below the Barrier Level at any time during the Observation Period.

(2)The Official Closing Level has declined below the Barrier Level during the Observation Period.

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EXAMPLE 1:  A Trigger Event has not occurred, and the level of the Reference Asset increases from the Initial Level of 1,265.33 to a Final Level of 1,328.60.

Reference Asset
Initial Level	1,265.33
Final Level	1,328.60
Reference Return	5.00%
Final Settlement Value:	$1,260.00

Here, the Reference Return is 5.00%.

Because a Trigger Event has not occurred, the Final Settlement Value equals the Principal Amount of the Notes plus the product of (a) the Principal Amount multiplied by (b) the greater of (1) the Reference Return and (2) the Contingent Minimum Return. Accordingly, the Final Settlement Value for each $1,000 Principal Amount of Notes would equal $1,000 plus (a) $1,000 multiplied by (b) 26.00%.  Therefore, the Notes would pay $1,260.00 at maturity for each $1,000 Principal Amount of Notes.

Example 1 shows that you will receive the return of your principal investment plus no less than the Contingent Minimum Return when a Trigger Event has not occurred, subject to the credit risk of HSBC USA Inc.

EXAMPLE 2:  A Trigger Event has not occurred, and the level of the Reference Asset decreases from the Initial Level of 1,265.33 to a Final Level of 1,075.53.

Reference Asset
Initial Level	1,265.33
Final Level	1,075.53
Reference Return	-15.00%
Final Settlement Value:	$1,260.00

Here, the Reference Return is -15.00%.

Because a Trigger Event has not occurred, the Final Settlement Value equals the Principal Amount of the Notes plus the product of (a) the Principal Amount multiplied by (b) the greater of (1) the Reference Return and (2) the Contingent Minimum Return.  Accordingly, the Final Settlement Value for each $1,000 Principal Amount of Notes would equal $1,000 plus (a) $1,000 multiplied by (b) 26.00%.  Therefore, the Notes would pay $1,260.00 at maturity for each $1,000 Principal Amount of Notes.

Example 2 illustrates the benefit provided by the Contingent Minimum Return in the event that the Reference Return is negative but no Trigger Event has occurred.

EXAMPLE 3:  A Trigger Event has not occurred, and the level of the Reference Asset increases from the Initial Level of 1,265.33 to a Final Level of 1,771.46.

Reference Asset
Initial Level	1,265.33
Final Level	1,771.46
Reference Return	40.00%
Final Settlement Value:	$1,400.00

Here, the Reference Return is 40.00%.

Because a Trigger Event has not occurred, the Final Settlement Value equals the Principal Amount of the Notes plus the product of (a) the Principal Amount multiplied by (b) the greater of (1) the Reference Return and (2) the Contingent Minimum Return.  Accordingly, the Final Settlement Value for each $1,000 Principal Amount of Notes would equal $1,000 plus (a) $1,000 multiplied by (b) 40.00%.  Therefore, the Notes would pay $1,400.00 at maturity for each $1,000 Principal Amount of Notes.

Example 3 shows that where the Reference Return is greater than the Contingent Minimum Return, you will participate in the full positive performance of the Reference Asset and receive a return at maturity greater than the Contingent Minimum Return.

FWP-10

EXAMPLE 4:  A Trigger Event has occurred, and the level of the Reference Asset increases from the Initial Level of 1,265.33 to a Final Level of 1,328.60.

Reference Asset
Initial Level	1,265.33
Final Level	1,328.60
Reference Return	5.00%
Final Settlement Value:	$1,050.00

Here, the Reference Return is 5.00%.

Since a Trigger Event has occurred, you will not be entitled to receive the Contingent Minimum Return on the Notes. Because the Reference Return is greater than zero, you will receive an amount equal to $1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return, for each $1,000 Principal Amount of Notes.  Accordingly, at maturity, the Final Settlement Value would be equal to $1,050.00 for each $1,000 Principal Amount of Notes.

Example 4 shows that if a Trigger Event occurs and the Reference Return is positive, you will receive a positive return on your Notes but will not benefit from the Contingent Minimum Return.

EXAMPLE 5:  A Trigger Event has occurred, and the level of the Reference Asset decreases from the Initial Level of 1,265.33 to a Final Level of 1,138.80.

Reference Asset
Initial Level	1,265.33
Final Level	1,138.80
Reference Return	-10.00%
Final Settlement Value:	$900.00

Here, the Reference Return is -10.00%.

Since a Trigger Event has occurred, you will not be entitled to receive the Contingent Minimum Return on the Notes.  Because the Reference Return is less than zero, you will lose 1% of your Principal Amount for each percentage point that the Reference Return is below zero.  Accordingly, at maturity, the Final Settlement Value would be equal to $900.00 for each $1,000 Principal Amount of Notes.

Example 5 shows that you may lose some or all of your initial investment if a Trigger Event occurs and the Reference Return is less than zero, even if the Final Level is greater than the Barrier Level.  If the Reference Return is -100%, you will lose 100% of your investment.

FWP-11

INFORMATION RELATING TO THE NOTES LINKED TO THE REFERENCE ASSET

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of December 23, 2011 were: Information Technology, Financials, Energy, Health Care and Consumer Staples.

For more information about the SPX, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the monthly historical closing levels from December 27, 2006 through December 23, 2011. The closing level for the SPX on December 23, 2011 was 1,265.33. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the SPX closing level on the Final Valuation Date.

EVENTS OF DEFAULT AND ACCELERATION

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the calculation agent will determine the accelerated Payment at Maturity due and payable in the same general manner as described in “Payment at Maturity” in this free writing prospectus.  In such a case, the third scheduled trading day for the Reference Asset immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the accelerated Reference Return for the Reference Asset.  If a market disruption event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled Final Valuation Date).  The accelerated Maturity Date will also be postponed by an equal number of business days.

For more information, see “Description of Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. proposes to offer the Notes at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 0.50%, or $5.00, per $1,000 Principal Amount of Notes.  HSBC Securities (USA) Inc. may allow selling concessions on sales of such Notes by other brokers or dealers of up to 0.50%, or $5.00, per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

FWP-12

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Notes as pre-paid forward or other executory contracts with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes. For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-13

TABLE OF CONTENTS
You should only rely on the information contained in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

 $    Best-Of Performance Notes

December 28, 2011

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-5
Payment at Maturity	FWP-5
Investor Suitability	FWP-6
Risk Factors	FWP-7
Illustrative Examples	FWP-9
Description of the Reference Asset	FWP-12
Events of Default and Acceleration	FWP-12
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-12
U.S. Federal Income Tax Considerations	FWP-13
Underlying Supplement No. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ 100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference
Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations
Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59